UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2013

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30392	13-4172059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Progress Drive

Montgomeryville, PA  18936

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 695-4142 and (215) 699-0730

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2013, Environmental Solutions Worldwide, Inc. (the “Company”) appointed Brian Webster to the position of Chief Operating Officer.  The terms of Mr. Webster’s employment were not materially amended in connection with this appointment.

Mr. Webster, 55, joined ESW CleanTech Inc. (“Cleantech”), a wholly owned subsidiary of the Company, in April 2013 as Head of Manufacturing, leading CleanTech’s manufacturing team in its San Diego facility.  Prior to joining CleanTech, Mr. Webster was employed by Cleaire Advanced Emission Controls, LLC, serving first as Director of Operations and then as Vice President of Manufacturing from January 2009 through January 2013.  Mr. Webster provided Program Management Consulting services to corporations in the Vehicle Emissions Control Devices (Cleaire), Rugged Computer displays (L-3 Communications/Litton/Northrup Grumman) and Aerospace (DuPont Aerospace) sectors from December 1998 through December 2008.  He also served as Business Unit Manager for the Commercial Group at Senior Aerospace Ketema for 4 years, after progressing from Design Engineer through Program Technical Manager at Goodrich Aerostructures (known as Rohr Industries) over a 9 year period.  Mr. Webster has a Bachelor’s Degree in Aerospace Engineering from San Diego State University, San Diego, CA.

Virendra Kumar, the Company’s previous Vice President of Operations, was promoted to Chief Commercial Officer on August 1, 2013.  Concurrently on August 1, 2013, Frank Haas’s title was changed from Chief Regulatory and Technology Officer of the Company to Director of Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. (Registrant)

Date: August 7, 2013	By:	/s/ Praveen Nair
Praveen Nair Chief Financial Officer